NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE

HAVE  BEEN  REGISTERED  UNDER  THE  SECURITIES  ACT  OF  1933,  AS  AMENDED  (THE

“ACT”)   OR   ANY   STATE   SECURITIES   LAWS   AND   NEITHER   THIS   NOTE   NOR   ANY

INTEREST  THEREIN  NOR  THE  SECURITIES  INTO  WHICH  THIS  NOTE  IS  CONVERTIBLE

MAY  BE  OFFERED,  SOLD,  TRANSFERRED,  PLEDGED  OR  OTHERWISE  DISPOSED  OF

EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT

AND  SUCH  LAWS  OR  AN  EXEMPTION  FROM  REGISTRATION  UNDER  SUCH  ACT  AND

SUCH LAWS.

CONVERTIBLE PROMISSORY NOTE

Principal Amount:  $500,000.00

Issue Date: March 15, 2016

Maturity Date: March 15, 2017

For  good  and  valuable  consideration,  HempAmericana,  Inc.  a  Delaware  corporation  (“Maker”),

hereby makes  and  delivers  this  Promissory Note  (this  “Note”)  in  favor  of  Blackbridge  Capital,

LLC, or its assigns (“Holder”), and hereby agrees as follows:

ARTICLE I.

PRINCIPAL AND INTEREST

Section  1.1  For  value  received,  Maker  promises  to  pay  to  Holder  at  such  place  as  Holder  or  its assigns  may designate  in  writing,  in  currently  available  funds  of  the  United  States,  the  principal sum of Five Hundred Thousand, Dollars. Maker’s obligation under this Note shall accrue interest

at  the   rate  of  Five  percent  (5.0%)  per  annum  from  the  date  hereof  until  paid  in  full.  Interest shall be  computed  on  the  basis  of  a  365-day year  or  366-day year,  as  applicable,  and  actual  days

lapsed.   Accrual  of  interest  shall  commence  on  the  first  business  day  to  occur  after  the  Issue

Date  and   continue until payment in full of the principal sum has been made or duly provided for.

Section 1.2

a.

All  payments  shall  be  applied  first  to  interest, then to  principal  and  shall be credited to the Maker's account on the date that such payment is physically received by the Holder.

b.

All principal and  accrued interest then outstanding shall be due  and payable by the Maker to the Holder on or before March 15, 2017 (the “Maturity Date”).

c.

Maker  shall  have  no  right  to  prepay  all  or  any  part  of  the  principal  under this Note.

d.

This Note is free from all taxes, liens, claims and encumbrances with respect to  the  issue  thereof  and  shall  not  be  subject  to  preemptive  rights  or  other  similar  rights  of shareholders of the Maker and will not impose personal liability upon the holder thereof.

e.

In the event the Company is unable to pay back the Note in cash, the Holder may elect to convert the note into shares pursuant to its right under Section 2.1

Section 1.3

This  Note  is  issued  as  the  Commitment  Fee  pursuant  to  Section  1.  f  of  Securities

Purchase Agreement dated March 15, 2016, and attached below.

ARTICLE II.

CONVERSION RIGHTS; CONVERSION PRICE

Section 2.1

Conversion.  The  Holder  or  its  assigns  shall  have  the  right,  from  time  to  time,

commencing  on  the  Issuance  Date  of  this  Note,  to  convert  any part  of  the  outstanding  interest  or

Principal Amount of this Note into fully paid and non-assessable shares of Class A Common Stock

of  the   Maker  (the  “Conversion  Stock”)  at  the  Conversion  Price  determined  as  provided  herein.

Promptly    after  delivery  to  Maker  of  a  Notice  of  Conversion  of  Convertible  Note  in  the  form

attached hereto   as  Exhibit  1,  properly completed  and  duly  executed  by the  Holder  or  its  assigns

(a  “Conversion   Notice”), the Maker shall issue and deliver to or upon the order of the Holder that number of shares  of  C l a s s  A  Common  Stock  for  the  that  portion  of  this  Note  to  be  converted as  shall  be  determined  in  accordance herewith.

No  fraction  of a  share or  scrip representing a  fraction  of a share will be issued  on conversion,  but the  number  of  shares  issuable  shall  be  rounded  to  the  nearest  whole  share.  The  date  on  which

Notice  of  Conversion  is  given  (the  “Conversion  Date”)  shall  be  deemed  to  be  the  date  on  which the  Holder  faxes  or  emails  the  Notice  of  Conversion  duly  executed  to  the  Maker.  Certificates representing  C l a s s  A  Common  Stock  upon  conversion  will  be  delivered  to  the  Holder  within two  (2)  trading days from the date the Notice of  Conversion is delivered to the Maker.  Delivery of shares  upon  conversion  shall  be  made  to  the  address  specified  by the  Holder  or  its  assigns  in the  Notice  of Conversion.

Section 2.2.  Conversion Price. Upon any conversion of this Note, the Conversion Price shall equal to  Eighty Percent  (80%)  of the lowest  Trading Price (defined  below) during the  Valuation Period

(defined below), and the Conversion Amount shall be the amount of principal or interest electively converted  in  the  Conversion  Notice.  The  total  number of  shares  due under  any conversion  notice

(“Notice Shares”) will be equal to the Conversion Amount divided by the Conversion Price.

On  the  date  that  a  Conversion  Notice  is  delivered  to  Holder,  the  Company  shall  deliver  an estimated  number  of  shares  (“Estimated  Shares”)  to  Holder’s  brokerage  account  equal  to  the

Conversion Amount divided by the product of (i)  Eighty Percent (80%) and (ii) the lowest trading price in the twenty trading days prior to the day the Holder requests conversion.

The  “Valuation  Period”  shall  mean  twenty  (20)  Trading  Days,  commencing  on  the  first  Trading

Day  following  delivery  and  clearing  of  the  Notice  Shares  in  Holder’s  brokerage  account,  as reported  by  Holder  (“Valuation  Start  Date”).  If  at  any  time,  one  or  multiple  times,  during  the

Valuation  Period  the  sum  of  Estimated Shares  and  Additional  Shares  already delivered  to  Holder is  less  than  the  Notice Shares,  the  company must  immediately deliver  enough  shares  equal  to  the difference  (“Additional  Shares”).  A  Conversion  Amount  will  not  be  considered  fully  converted until the end of the Valuation Period for that Conversion Amount, as decreases in the Conversion

Price  would  require  the  issuance  of  more  Additional  Shares,  and  thereby  the  issuance  of  more

Notice Shares.

“Trading  Price”  means,  for  any  security  as  of  any  date,  any  trading  price  on  the  OTC  Bulletin

Board,  or  other  applicable  trading  market  (the  “OTCBB”)  as  reported  by  a  reliable  reporting service (“Reporting Service”) mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the

OTCBB  is  not  the  principal  trading  market  for  such  security,  the  price  of  such  security  on  the principal  securities  exchange  or  trading  market  where  such  security is  listed  or  traded.  “Trading

Day”  shall  mean  any day on  which  the  Class  A  Common  Stock  is  tradable for  any period  on  the

OTCBB,  or  on  the  principal  securities  exchange or  other  securities  market on  which  the Class A

Common Stock is  then being traded.

Section 2.3.

Reorganization,   Reclassification,   Merger,   Consolidation   or   Disposition   of

Assets.  In  case  the  Maker  shall  reorganize  its  capital,  reclassify  its  capital  stock,  consolidate  or merge with or into another corporation (where the Maker is not the surviving corporation or where there is a change in or distribution with respect to the Class A Common Stock of the Maker), or sell,

transfer   or  otherwise  dispose  of  all  or  substantially all  its  property,  assets  or  business  to  another

corporation    and,   pursuant   to   the   terms   of   such   reorganization,   reclassification,   merger,

consolidation   or    disposition  of  assets,  shares  of  Class  A  Common  Stock  of  the  successor  or

acquiring  corporation,  or  any   cash,  shares  of  stock  or  other  securities  or  property  of  any nature whatsoever (including warrants  or other subscription or purchase rights) in addition to or in lieu of

Class  A  Common  Stock  of  the  successor   or  acquiring  corporation  (“Other  Property”),  are  to  be

received  by  or  distributed  to  the  holders  of   C l a s s    A    Common   Stock   of   the   Maker,   then

Holder  shall have  the  right thereafter  to receive,  upon  conversion  of  this  Note,  the  number  of

shares  of  common  stock  of  the  successor  or  acquiring   corporation  or  of  the  Maker,  if  it  is  the

surviving  corporation,  and  Other  Property receivable  upon    or as  a result  of  such  reorganization,

reclassification,  merger, consolidation  or  disposition  of  assets    by   a   holder   of   the   number   of

shares  of  C l a s s   A   Common  Stock  into  which  this  Note  is  convertible  immediately  prior

to  such  event.  In  case  of  any  such  reorganization,  reclassification,  merger,   consolidation  or

disposition  of  assets,  the  successor  or  acquiring  corporation  (if  other  than  the    Maker)  shall

expressly assume  the  due  and  punctual  observance  and  performance  of  each  and  every covenant and condition of this Note to be performed and observed by the Maker and all the  obligations and

liabilities hereunder, subject to such modifications as may be deemed appropriate   (as  determined

in  good  faith  by  resolution  of  the  Board  of  Directors  of  the  Maker)  in  order  to   provide   for

adjustments   of   the   number   of   shares   of   Class  A  Common  Stock   into   which   this   Note   is

convertible  which  shall  be  as  nearly  equivalent  as  practicable  to  the  adjustments  provided  for  in this  Section  2.3(a).  For  purposes  of  this  Section  2.3(a),  “common  stock  of  the  successor  or acquiring corporation”  shall  include stock of such  corporation  of  any class  which  is not  preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to  redemption  and  shall  also  include  any  evidences  of  indebtedness,  shares  of  stock  or  other securities  which  are  convertible  into  or  exchangeable  for  any  such  stock,  either  immediately  or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 2.3(a)

shall  similarly  apply  to  successive  reorganizations,  reclassifications,  mergers,  consolidations  or disposition of assets.

Section  2.4.  Restrictions  on  Securities.  This  Note  has  been  issued  by the  Maker  pursuant  to  the exemption  from  registration  under  the  Securities  Act  of  1933,  as  amended  (the  “Act”).  None  of this  Note  or  the  shares  of Class  A  Common  Stock issuable upon  conversion  of  this  Note  may be offered,  sold  or  otherwise  transferred  unless  (i)  they  first  shall  have  been  registered  under  the

Act  and   applicable state securities laws or (ii) the Maker shall have been furnished with an opinion

of legal   counsel  (in form,  substance and  scope reasonably acceptable to  Maker) to  the effect  that such sale  or  transfer  is  exempt  from  the  registration  requirements  of  the  Act.  Each  certificate  for shares  of  Class  A  Common  Stock  issuable  upon  conversion  of  this  Note  that  have  not  been  so

registered  and  that   have  not  been  sold  pursuant  to  an  exemption  that  permits  removal  of  the

applicable legend, shall   bear a legend substantially in the following form, as appropriate:

THE     SECURITIES     REPRESENTED     HEREBY     HAVE     NOT     BEEN

REGISTERED  UNDER  THE  SECURITIES  ACT  OF  1933  (THE  “ACT”).  THE

SECURITIES  REPRESENTED HEREBY  MAY NOT BE  OFFERED, SOLD  OR

OTHERWISE  TRANSFERRED  UNLESS  THEY  ARE  REGISTERED  UNDER

THE   ACT   AND   APPLICABLE   STATE   SECURITIES   LAWS,   OR   SUCH

OFFERS,   SALES   AND   TRANSFERS   ARE   MADE   PURSUANT   TO   AN

AVAILABLE  EXEMPTION  FROM  THE  REGISTRATION  REQUIREMENTS

OF THOSE LAWS.

Upon  the  request  of  a  holder  of  a  certificate  representing  any shares  of  Class  A  Common  Stock

issuable   upon  conversion  of  this  Note,  the  Maker  shall  remove  the  foregoing  legend  from  the certificate or  issue  to  such  Holder  a  new  certificate  free  of  any  transfer  legend,  if  (a)  with  such

request,  the   Maker  shall  have  received  an  opinion  of  counsel,  reasonably  satisfactory  to  the

Maker  in  form,   substance  and  scope,  to  the  effect  that  any  such  legend  may  be  removed  from such  certificate  or

(b) a registration statement under the Act covering such securities is in effect.

Section 2.5.  Reservation of Common Stock.

(a)      The Maker covenants that during the period the Note is outstanding, it will reserve from its authorized and unissued Class A Common Stock a sufficient number of shares to  provide for the issuance of Class A Common Stock of the Maker upon the

Conversion of the Note.  The Maker further covenants that its issuance of this Note shall constitute full authority to its  officers who are charged with the duty of executing stock certificates to execute and issue  the necessary certificates for shares of Class A Common

Stock of the Maker issuable upon the  conversion of this Note.  The Maker will take all such reasonable action as may be necessary  to assure that such shares of Class A Common Stock may be issued as provided herein without  violation of any applicable law or regulation, or of any requirements of the OTC

Bulletin Board (or such other principal market upon

which the Class A Common Stock of the Maker  may be listed or quoted).

(b)      The Maker shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation,

merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.

Without limiting the generality of the foregoing, the Maker will (a) not increase the par value of any shares of Class A Common Stock issuable upon the conversion of this Note above the  amount payable therefor upon such conversion immediately prior to such increase in par  value, (b) take all such action as may be necessary or appropriate in order that the Maker  may validly and legally issue fully paid and non-assessable shares of Class A

Common Stock upon  the conversion of this Note, and (c) use its best efforts to obtain all such authorizations,  exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Maker to perform its obligations under this Note.

(c)      Upon the request of Holder, the Maker will at any time during the period this

Note is outstanding acknowledge in writing, in  form reasonably satisfactory to Holder, the continuing validity of this Note and the obligations of the Maker hereunder.

(d)      Before taking any action which would cause an adjustment reducing the current

Conversion Price below the then par value, if any, of the shares of Class A Common Stock issuable  upon conversion of the Notes, the Maker shall take any corporate action which may be  necessary in order that the Maker may validly and legally issue fully paid and non-

assessable shares of such Class A Common Stock at such adjusted Conversion Price.

(e)      Before taking any action which would result in an adjustment in the number of shares of Class A Common Stock into which this Note is convertible or in the Conversion

Price, the  Maker shall obtain all such authorizations or exemptions thereof, or consents

thereto, as   may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(f)      If at any time the Maker does not have a sufficient number of authorized and available shares of Class A Common Stock for issuance upon conversion of the Note, then

the   Maker shall call and hold a special meeting of its stockholders within forty-five (45)

days of  that time for the sole purpose of increasing the number of authorized shares of Class

A Common  Stock.

Section 2.6.  Maximum Conversion.

The  Holder  shall  not  be  entitled  to  convert  on  a  Conversion  Date  that  amount  of  the  Notes  in connection with that number of shares of Class A Common Stock which would be in excess of the sum of

(i) the  number  of  shares  of  Class  A  Common  Stock  beneficially  owned  by  the  Holder  and  its affiliates on  Conversation Date, and (ii) the number of shares of Class A Common Stock issuable

upon  the conversion   of  the  Notes  with  respect  to  which  the  determination  of  this  provision is  being  made  on  a  Conversion Date, which  would  result  in beneficial ownership  by the Holder

and  its  Affiliates  of   more than 9.99% of the outstanding shares of Class A Common Stock of the

Company  on  such  Conversion   Date.  For  the  purposes   of  the   provision  to  the  immediately

preceding  sentence,  beneficial  ownership  shall  be  determined  in  accordance  with  Section  13(d)

of  the  Securities  Exchange  Act  of 1934, as amended, and Regulation 13d-3 thereunder.

Section 2.7.  Exchange for Qualified Offering Shares.

If, at  any time during the  term of this Note,  Borrower chooses to  file an offering under Form 1-A with  the  Commission  (“Reg  A  Offering”)  and  such  is  qualified  by the  Commission,  Holder  may exchange the Note as subscription payment toward purchase of those shares offered for resale per the  Reg  A  Offering.  In  the  event  that  Holder  elects  to  exchange  the  note  for  purchase  of  shares from the Reg A Offering, said shares shall be issued free of restrictive legend and will be deemed qualified shares.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

Section 3.1.  The Holder represents and warrants to the Maker:

(a)

The  Holder  of  this  Note,  by  acceptance  hereof,  agrees  that  this  Note  is  being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or  the  Class  A  Common  Stock  issuable  upon  conversion  hereof  except  under  circumstances  that

will  not   result  in  a  violation  of  the  Act  or  any  application  state  securities  laws  or  similar  laws

relating  to   the sale of securities;

(b)

That Holder understands that none of this Note or the Class A Common Stock issuable

upon   conversion  hereof  have  been  registered  under  the  Securities  Act  of  1933,  as  amended  (the

“Act”),   in  reliance  upon  the  exemptions  from  the  registration  provisions  of  the  Act  and  any continued  reliance on such exemption is  predicated on the representations of the  Holder  set forth herein;

(c)

Holder  (i)  has  adequate  means  of  providing  for  his  current  needs  and  possible contingencies,  (ii)  has  no  need  for  liquidity in  this  investment,  (iii)  is  able  to  bear  the  substantial economic risks of an investment  in this Note for an indefinite period,  (iv) at  the present time,  can afford  a  complete  loss  of  such  investment,  and  (v)  does  not  have  an  overall  commitment  to investments  which  are  not  readily marketable  that  is  disproportionate  to  Holder’s  net  worth,  and

Holder’s investment in this Note will not cause such overall commitment to become excessive;

(d)

Holder  is  an  “accredited  investor” (as  defined  in  Regulation  D  promulgated  under the  Act)  and  the  Holder’s  total  investment  in  this  Note  does  not  exceed  10%  of  the  Holder’s  net worth; and

(e)

Holder  recognizes  that  an  investment  in  the  Maker  involves  significant  risks  and only investors  who  can  afford  the  loss  of  their  entire investment  should  consider  investing in  the

Maker and this Note.

Section 3.2

The Maker represents and warrants to Holder:

Organization and Qualification.  The Maker and each of its Subsidiaries (as defined below),

if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own,

lease,  use and operate its properties and  to carry on its  business as  and  where now owned, leased,

used,  operated  and  conducted.  The  Maker  and  each  of  its  Subsidiaries  is  duly  qualified  as  a foreign  corporation  to  do  business  and  is  in  good  standing  in  every  jurisdiction  in  which  its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material

Adverse  Effect.  “Material  Adverse  Effect”  means  any  material  adverse  effect  on  the  business,

operations,  assets,  financial  condition  or  prospects  of  the  Maker  or  its  Subsidiaries,  if  any,  taken as  a whole,  or on  the  transactions  contemplated  hereby or  by the  agreements  or instruments  to be entered  into  in  connection  herewith.  “Subsidiaries”  means  any corporation  or  other  organization,

whether  incorporated  or  unincorporated,  in  which  the  Maker  owns,  directly  or  indirectly,  any equity or other ownership interest.

Authorization; Enforcement.  (i) The Maker has all requisite corporate power and authority to  enter into  and  perform  this  Note  and  to  consummate  the  transactions  contemplated  hereby and thereby  and  to  issue  the  Class  A  Common  Stock,  in  accordance  with  the  terms  hereof,  (ii)  the

execution and   delivery   of   this   Note   by  the   Maker   and   the   consummation   by  it   of   the   transactions

contemplated  hereby and  thereby  (including  without  limitation,  the  issuance  of  the  Note  and  the issuance and  reservation  for issuance  of  the  Class  A  Common  Stock issuable upon  conversion  or

exercise   hereof)  have  been  duly  authorized  by  the  Maker’s  Board  of  Directors  and  no  further consent  or  authorization of the Maker, its  Board of Directors,  or its  shareholders is  required,  (iii)

this  Note   has  been  duly  executed  and  delivered  by  the  Maker  by  its  authorized  representative,

and  such   authorized representative is the true and official representative with authority to sign this

Note and   the  other  documents  executed  in  connection  herewith  and  bind  the  Maker  accordingly,

and  (iv)   this  Note  constitutes,  a  legal,  valid  and  binding  obligation  of  the  Maker  enforceable

against  the   Maker in accordance with its terms.

Issuance  of  Shares.  The  Conversion  Shares  are  duly authorized  and  reserved  for  issuance and,  upon  conversion  of  the  Note  in  accordance  with  its  respective  terms,  will  be  validly issued,

fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to  the  issue  thereof  and  shall  not  be  subject  to  preemptive  rights  or  other  similar  rights  of shareholders of the Maker and will not impose personal liability upon the holder thereof.

Acknowledgment  of  Dilution.  The  Maker  understands  and  acknowledges  the  potentially dilutive  effect  to  the  Class  A  Common  Stock  upon  the  issuance  of  the  Conversion  Shares  upon conversion  of this Note.  The Maker further acknowledges that its obligation to issue Conversion

Shares  upon   conversion  of  this  Note  is  absolute  and  unconditional  regardless  of  the  dilutive effect  that  such  issuance may have on the ownership interests of other shareholders of the Maker.

ARTICLE IV.

EVENTS OF DEFAULT

Section 4.1.      Default.   The  following  events  shall  be  defaults  under  this  Note:  (“Events of Default”):

(a)

default in the due and punctual payment of all or any part of any payment of interest or the Principal Amount as and when such amount or such part thereof shall become due and payable hereunder; or

(b)

failure on the part of the Maker duly to observe or perform in all material respects any of the covenants or agreements on the part of the Maker contained herein (other than those covered by clause (a) above) for a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Maker remedy the same, shall have been given by the Holder by registered or certified mail, return receipt requested, to the Maker; or

(c)

any representation, warranty or statement of fact made by the Maker herein when made or deemed to have been made, false or misleading in any material respect; provided,

however, that such failure shall not result in an Event of Default to the extent it is corrected by the Maker within a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the

Maker remedy same, shall have been given by the Holder by registered or certified mail, return receipt requested; or

(d)

any of the following actions by the Maker pursuant to or within the meaning title

11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, the

  “Bankruptcy Law”): (A) commencement of a voluntary case or proceeding, (B) consent to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy

Law (each, a “Custodian”), of it or for all or substantially all of its property, (D) a general assignment for the benefit of its creditors, or (E) admission in writing its inability to pay its debts as the same become due; or

(e)

entry by a court of competent jurisdiction of an order or decree under any

Bankruptcy Law that: (A) is for relief against the Maker in an involuntary case, (B) appoints a

Custodian of the Maker or for all or substantially all of the property of the Maker, or (C) orders the liquidation of the Maker, and such order or decree remains unstayed and in effect for 60 days.

Section  4.2.  Remedies  Upon  Default.   Upon  the  occurrence  of  an  event  of  default  by  Maker under  this  Note  or  at  any  time  before  default  when  the  Holder  reasonably  feels  insecure,  then,  in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:

a.

Accelerate the time for payment  of all  amounts payable under this Note  by written  notice  thereof  to  Maker,  whereupon  all  such  amounts  shall  be  immediately  due  and payable.

b.

Pursue any other rights or remedies available to Holder at law or in equity.

Notwithstanding the foregoing or any other term of this Note, the Holder may not force the Maker into any involuntary bankruptcy proceeding by reason of Maker’s inability to make payments on this Note. Holder expressly waives any right it may have in law or equity to force Maker into any such involuntary bankruptcy proceeding for any reason.

Section 4.3.  Payment of Costs.  The Maker shall reimburse the Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys’ fees and disbursement and court costs, incurred by the Holder in collecting or otherwise enforcing this Note or in attempting to collect or enforce this Note.

Section 4.4.  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default.  No

right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy available to Holder under applicable law, and every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.  No delay or omission of the Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the

Holder.

Section 4.5.  Waiver of Past Defaults.  The Holder may waive any past default or Event of

Default hereunder and its consequences but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section  4.6.   Waiver of  Presentment  etc.  The Maker  hereby waives  presentment,  demand,  notice,

protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein.

ARTICLE V.

MISCELLANEOUS

Section  5.1.  Notices.  Any  notice  herein  required  or  permitted  to  be  given  shall  be  in  writing  and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission)  or  sent  by courier  or  three  (3)  days  after  being  deposited  in  the  United  States  mail,

certified,  with  postage  pre-paid  and  properly addressed,  if  sent  by mail.  For  the  purposes  hereof,

the  address  of the  Holder  shall  be 450  7th Ave. Suite 609,  New York,  NY 10123;  and  the  address of  the  Maker  shall  be  78  Reade  St,  Suite  4FW,  New  York,  NY,  10007.  Both  the  Holder  or  its

assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

Section  5.2.  Amendment.  This  Note  and  any  provision  hereof  may  be  amended  only  by  an instrument in writing signed by the Maker and the Holder.

Section  5.3.  Assignability.  This  Note  shall  be  binding  upon  the  Maker  and  its  successors  and assigns  and  shall  inure  to  be  the  benefit  of  the  Holder  and  its  successors  and  assigns;  provided,

however,  that  so  long as  no  Event  of  Default  has  occurred,  this  Note  shall  only be  transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Section 5.4. Governing Law. This Note shall be governed by the internal laws of the State of New

York, without regard to conflicts of laws principles.

Section 5.5. Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

Section 5.6. This Note shall not entitle the Holder to any of the rights of a stockholder of the Maker,

including  without  limitation,  the  right  to  vote,  to  receive  dividends  and  other  distributions,  or  to receive any notice of, or to attend, meetings of stockholder or any other proceedings of the Maker,

unless  and  to  the  extent  converted  into  shares  of  C l a s s  A  Common  Stock  in  accordance  with the  terms  hereof.

Section  5.7.  Severability.  In  case  any  provision  of  this  Note  is  held  by  a  court  of  competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted  rather  than  voided,  if  possible,  so  that  it  is  enforceable  to  the  maximum  extent  possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 5.8. Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

Section  5.9.  Counterparts.  This  Note  may  be  executed  in  multiple  counterparts,  each  of  which shall be an original, but all of which shall be deemed to constitute one instrument.

IN  WITNESS  WHEREOF,  with  the  intent  to  be  legally bound  hereby,  the  Maker  as  executed this Note as of the date first written above.

HempAmericana, Inc.

By:  Salvador Rosillo

Its: CEO

Acknowledged and Agreed:

Blackbridge Capital, LLC.

By:  Alexander Dillon

Its:  Managing Partner

EXHIBIT 1

CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO:

The  undersigned   hereby   irrevocably elects  to  convert  US$

of  the  Principal  Amount  of

the  above  Note  into  Shares  of  C l a s s  A  Common  Stock  of  HempAmericana,  Inc.,  according to the  conditions  stated  therein,  as  of  the  Conversion  Date  written  below.  If  shares  are to  be  issued

in    the  name  of  a  person  other  than  the  undersigned,  the  undersigned  will  pay  all  transfer  taxes

payable    with   respect   thereto   and   is   delivering   herewith   such   certificates   and   opinions   as

reasonably    requested  by  the  Maker  in  accordance  therewith.   No  fee  will  be  charged  to  the

Holder  for  any  conversion, except for such transfer taxes, if any.

Conversion Date:

Applicable Conversion Price:  $

Signature:

Name:

Address:

Tax  I.D. or Soc. Sec. No:

Principal Amount to be converted:

US$

Amount of Note unconverted:

US$

Number of shares of Class A Common Stock to be issued:

Attach Equity Purchase Agreement Here